                                                        EXHIBIT 23.01


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-30889 of Cardinal Health, Inc. on Form S-4 of our report dated August 12, 1997, except for Note 16 as to which the date is August 23, 1997, appearing in the Annual Report on Form 10-K of Cardinal Health, Inc. for the year ended June 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Columbus, Ohio
October 2, 1997

                                                        EXHIBIT 23.01
                                                          (page 2)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-30889 of Carinal Health, Inc. on Form S-4 of our report dated October 30, 1996, appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the fiscal year ended September 30, 1996.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Costa Mesa, California
October 2, 1997